United States Securities and Exchange Commission

Washington, D.C. 20549

FORM 8-K/A-3

CURRENT REPORT

Pursuant to Section 13 or 15[d] of the Securities Exchange Act of 1934

March 31, 2011

Date of Report

[Date of Earliest Event Reported]

PCS EDVENTURES!.COM, INC.

(Exact name of Registrant as specified in its Charter)

IDAHO	000-49990	82-0475383
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Incorporation)

345 Bobwhite Court, Suite 200

Boise, Idaho  83706

 (Address of Principal Executive Offices)

(208) 343-3110

(Registrant’s Telephone Number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 31, 2011, we entered into a loan transaction in the aggregate amount of $215,000 to a small number of persons who were “accredited investors” as that term is defined in Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”).  The transaction involved the issuance of  90 day Promissory Notes, secured by certain of our “Intellectual Property” (as defined in the Security Agreement), convertible at the creditors’ discretion to purchase shares of our common stock comprised of “restricted securities” as defined in Rule 144 of the SEC at a price of $0.15 per share, and bearing 10% interest annualized, with two three year warrants for each dollar loaned to acquire common stock at $0.15 per share, also to be comprise “restricted securities.”

The Company extended the due date on the convertible notes payable dated March 31, 2011 in the aggregate amount of $215,000. These notes were originally due on June 29, 2011 and subsequently extended. In consideration for the first note extension, the Company issued an additional 430,000 in restricted Rule 144 common stock warrants. The restricted Rule 144 common stock warrants allow for the purchase of one share of restricted Rule 144 common stock at $0.15 per restricted Rule 144 common stock warrant. The warrants expire 36 months from the date of the original warrant agreement.

Subsequently the notes were extended from October 27, 2011 to November 28, 2011, then again with repayments to be made quarterly beginning in May 31 2012, in the amount of $40,000 per quarter, with the remaining balance due in August 2013. No additional warrants were issued in connection with subsequent extensions.

On August 1, 2012, the Company issued amendments to the convertible note agreements and extended the due date with the repayments in the amount of $40,000 per quarter to begin April, 2013, and the final payments due in August 2014, with any remaining balance due at that time. In consideration for extending the due date of the promissory notes, the expiration dates on the warrants issued on March 31, 2011 and June 27, 2011, were amended and extended an additional three years, making the new expiration dates August 1, 2017.

Effective June 7, 2013, we executed an amendment to the loan transaction.  The amended transaction involved the extension of the Promissory Note from April 30, 2013 to April 30, 2016, with the creditors waiving any default under the previous note. The Company made interest payments to each of the eight note holders for all accrued interest from August 1, 2012 to April 30, 2013 for consideration of the extension. The Company has agreed to make quarterly interest payments to each of the note holders during the term of the extension. All other terms of the previous Promissory Note, Security Agreement and related warrants remain in full force and effect.

Item 9.01 Financial Statements and Exhibit

(d)

Exhibit No.

Exhibit Description

              10

Form of Promissory Note Extension

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PCS EDVENTURES!.COM, INC.

Dated:	June 18, 2013	By:	/s/ Robert O. Grover
Robert O. Grover
CEO

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